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                                                                   EXHIBIT 10.C1

                                    VIAD CORP
                            EXECUTIVE SEVERANCE PLAN
                              AMENDED AND RESTATED
                              AS OF MARCH 30, 2004

          1. PURPOSE: To provide management continuity by inducing selected Executives to remain in the employ of Viad Corp (the "Corporation") or one of its subsidiaries pending a possible Change of Control of the Corporation.

          2. OBJECTIVES: To ensure in the event of a possible Change of Control of the Corporation, in addition to the Executive's regular duties, that he may be available to be called upon to assist in the objective assessment of such situations, to advise management and the Board of Directors (the "Board") of the Corporation as to whether such proposals would be in the best interests of the Corporation, its subsidiaries and its shareholders and to take such other actions as management or the Board might determine reasonably appropriate and in the best interests of the Corporation and its shareholders.

         3. PARTICIPATION: Participation in this Executive Severance Plan (Tier I) (this "Plan") will be limited to selected Executives (each referred to herein as "Executive") whose importance to the Corporation during such periods is deemed to warrant good and valuable special consideration by the Chief Executive Officer of the Corporation. Each such Executive's participation shall be evidenced by a certificate ("Certificate") issued by the Corporation, each of which is incorporated herein by reference as if set forth in its entirety. In the event an Executive shall become ineligible hereunder, his Certificate shall be surrendered promptly to the Corporation.

          4. DEFINITION OF CHANGE OF CONTROL: For purposes of this Plan, a "Change of Control" shall mean any of the following events:

               (a) An acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), (a "Person") of beneficial ownership (within the

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meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either: (1) the then outstanding shares of Common Stock of the Corporation (the "Outstanding Corporation Common Stock") or (2) the combined voting power of the then Outstanding Voting Securities of the Corporation entitled to vote generally in the election of Directors (the "Outstanding Corporation Voting Securities"); excluding, however, the following: (A) any acquisition directly from the Corporation or any entity controlled by the Corporation other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Corporation or any entity controlled by the Corporation, (B) any acquisition by the Corporation, or any entity controlled by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any entity controlled by the Corporation or (D) any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of
Section 4(c); or

               (b) A change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 4(b) that any individual who becomes a member of the Board subsequent to the effective date of the Plan, whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board, (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened

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solicitation of proxies or consents by or on behalf of a Person other than the
Board shall not be so considered as a member of the Incumbent Board, or

               (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Corporate Transaction"); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Corporate Transaction (the "Prior Shareholders") beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of Common Stock and the combined voting power of the then Outstanding Voting Securities entitled to vote generally in the election of Directors, as the case may be, of the Corporation or other entity resulting from such Corporate Transaction (including, without limitation, a corporation or other entity which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be,
(2) no Person (other than the Corporation or any entity controlled by the Corporation, any employee benefit plan (or related trust) of the Corporation or any entity controlled by the Corporation or such corporation or other entity resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of Common Stock of the Corporation or other entity resulting from such Corporate Transaction or the combined voting power of the Outstanding Voting Securities of such Corporation or other entity entitled to vote generally in the election of Directors except to the extent that such ownership existed prior to the Corporate Transaction and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the

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members of the Board of Directors of the Corporation resulting from such
Corporate Transaction; and further excluding any disposition of all or substantially all of the assets of the Corporation pursuant to a spin-off, split-up or similar transaction (a "Spin-off") if, immediately following the Spin-off, the Prior Shareholders beneficially own, directly or indirectly, more than 80% of the outstanding shares of Common Stock and the combined voting power of the then Outstanding Voting Securities entitled to vote generally in the election of directors of both entities resulting from such transaction, in substantially the same proportions as their ownership, immediately prior to such transaction, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities; provided, that if another Corporate Transaction involving the Corporation occurs in connection with or following a Spin-off, such Corporate Transaction shall be analyzed separately for purposes of determining whether a Change of Control has occurred;

               (d) The approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

          5.   DEFINITIONS:

               (a) For purposes of this Plan, "Cause" with respect to an Executive shall mean:

                    (i) The willful and continued failure of the Executive to perform substantially the Executive's duties with the Corporation or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance improvement is delivered to the Executive by the Board or the Chief Executive Officer of the Corporation which specifically identifies the manner in which the Board or Chief Executive Officer believes that the Executive has not substantially performed the Executive's duties, or

                    (ii) The willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Corporation. For purposes of this

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Section 5(a), no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Corporation. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of the Corporation or based upon the advice of counsel for the Corporation shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Corporation. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board (excluding the Executive, if he is a member of the Board) at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good-faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

               (b) For purposes of this Plan, "Good Reason" with respect to an Executive shall mean:

                    (i) The assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities immediately prior to the Change of Control, or any other action by the Corporation or any of its subsidiaries which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Corporation or the applicable subsidiary promptly after receipt of notice thereof given by the Executive;

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                    (ii) Any reduction of the Executive's base salary, annual
bonus, incentive opportunities, retirement benefits, welfare or fringe benefits below the highest level enjoyed by the Executive during the 120-day period prior to the Change of Control;

                    (iii) The Corporation's or one of its subsidiaries requiring the Executive to be based at any office or location other than that at which he was based immediately prior to the Change of Control or the Corporation's or one of its subsidiaries requiring the Executive to travel to a substantially greater extent than required immediately prior to the Change of Control;

                    (iv) Any purported termination by the Corporation or one of its subsidiaries of the Executive's employment otherwise than as expressly permitted by this Plan; or

                    (v) Any failure by the Corporation to comply with and satisfy Section 11(c) of this Plan.

For purposes of this Plan, any good-faith determination of "Good Reason" made by an Executive shall be conclusive with respect to that Executive.

               (c) For purposes of this Plan, "Window Period" means the 30-day period following the first anniversary of the Change of Control.

          6. ELIGIBILITY FOR BENEFITS: Benefits as described in Section 7 shall be provided in the event the Executive's employment with the Corporation or any of its subsidiaries is terminated

               (a) Involuntarily by the Corporation or the applicable subsidiaries without Cause (a "Without Cause Termination"); or

               (b) By the Executive for Good Reason (a "Good Reason Termination") or

               (c) By the Executive's own election for any reason during the Window Period; provided, in the case of a Without Cause Termination or a Good Reason Termination, that such termination occurs within thirty-six months after a Change of Control; and provided, further, that in

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no event shall a termination as a consequence of an Executive's death, disability, or Retirement (as defined in the next sentence) entitle the Executive to benefits under this Plan. "Retirement" shall mean the Executive's voluntary retirement at or after his normal retirement date under the Corporation's or a subsidiary's retirement plan or, if the Executive does not participate in any such plan that provides for a normal retirement date, at or after age 65.

          7.   BENEFIT ENTITLEMENTS:

               (a) LUMP SUM PAYMENT: On or before the Executive's last day of employment with the Corporation or any of its subsidiaries, the Corporation or the applicable subsidiary will pay to the Executive as compensation for services rendered a lump sum cash amount (subject to any applicable payroll or other taxes required to be withheld) equal to the sum of (i) Executive's highest annual salary fixed during the period Executive was an employee of the Corporation or any of its subsidiaries, plus (ii) the greater of (x) the largest amount awarded to him in a year as cash bonus (whether or not deferred and regardless of deferral election) under the Corporation's Management Incentive Plan during the preceding four years or if the Executive has not been employed for at least four full fiscal years, all of the completed full fiscal years during which the Executive has been employed, or (y) the target bonus under the Corporation's Management Incentive Plan for the fiscal year in which the Change of Control occurs, plus (iii) the greater of (x) the largest amount awarded to Executive in a year as cash bonus (whether or not deferred and regardless of deferral election) under the Corporation's Performance Unit Incentive Plan during the preceding four years or if the Executive has not been employed for at least four full fiscal years, all of the completed full fiscal years during which the Executive has been employed, or (y) the aggregate value of shares when earned during a performance period under any performance-related Restricted Stock award during the preceding four years or if the Executive has not been employed for at least four full fiscal years, all of the completed full fiscal years during which the Executive has been employed, or (z) the

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aggregate value at the time of grant of the target shares awarded under the
Corporation's performance-related Restricted Stock programs for the fiscal year in which the Change of Control occurs, multiplied by:

                         (i) Three in the case of a Without Cause Termination or
a Good Reason Termination, or

                         (ii) Two if the termination is voluntary during the
Window Period.

               (b) EMPLOYEE PLANS: The Executive's participation in life, accident, health, compensation deferral, automobile, club membership, and financial counseling plans of the Corporation, or the applicable subsidiary, if any, provided to the Executive immediately prior to the Change of Control or his termination, shall be continued, or equivalent benefits provided, by the Corporation or the applicable subsidiary at no direct cost or tax cost to the Executive in excess of the costs that would be imposed on the Executive, if he remained an employee, for a period (the "Severance Period") of:

                    (i) Three years in the case of a Without Cause Termination or a Good Reason Termination, or

                    (ii) Two years if the termination is voluntary during the Window Period, in each case from the date of termination (or until his death or normal retirement date, whichever is sooner). The Executive's participation in any applicable qualified or nonqualified retirement and/or pension plans and any deferred compensation or bonus plan of the Corporation or any of its subsidiaries, if any, shall continue only through the last day of employment. Any terminating distributions and/or vested rights under such plans shall be governed by the terms of the respective plans. For purposes of determining the eligibility of the Executive for any post-retirement life and health benefits, the Executive shall be treated as having attained an additional three years of age and service credit (in the case of a Without Cause Termination or a Good Reason Termination) or two

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years of age and service credit (if the termination is voluntary during the
Window Period), in each case as of the last day of the Executive's employment.

               (c) SPECIAL RETIREMENT BENEFITS: If the Executive is, immediately prior to his termination of employment, an active participant accruing benefits under any qualified and/or nonqualified defined benefit retirement plans (collectively, the "Retirement Plans"), then the Executive or his beneficiaries shall be paid Special Retirement Benefits as and when the Executive or such beneficiaries become entitled to receive benefits under the Retirement Plans (as defined below), equal to the excess of retirement benefits that would be payable to the Executive or his beneficiaries under the Retirement Plans if the Executive's employment had continued during the Severance Period, all of his accrued benefits under the Retirement Plans (including those attributable to the Severance Period) were fully vested, and his final average compensation is equal to the Deemed Final Average Compensation, as defined below, over (ii) the total qualified and unqualified benefits actually payable to the Executive or his beneficiaries under the Retirement Plan. The "Deemed Final Average Compensation" means the Executive's final average compensation computed in accordance with the Retirement Plans, except that the amount specified in Section 7(a) shall be considered as having been paid to the Executive as "compensation" in equal monthly installments during the Severance Period. All Special Retirement Benefits shall be unfunded and payable solely from the general assets of the Corporation or its appropriate subsidiary, and are not intended to meet the qualification requirements of Section 401 of the Internal Revenue Code. The amount of the Special Retirement Benefits shall be determined using actuarial assumptions no less favorable to the Executive than those used in the qualified Retirement Plan immediately prior to the Change of Control.

               (d) OUTPLACEMENT: The Executive shall be provided with outplacement benefits in accordance with those offered to Executives immediately prior to the Change of Control.

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               (e)  TAXES: Anything in this Plan to the contrary
notwithstanding, and except as set forth below, in the event it shall be determined that any of an Executive's Payment(s) would be subject to the Excise Tax, then the Executive shall be entitled to receive an additional payment (the "Gross-Up Payment") in an amount such that, after payment by the Executive of all taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon such Executive's Payments. Notwithstanding the foregoing provisions of this Section 7(e), if it shall be determined that the Executive is entitled to the Gross-Up Payment, but that the Parachute Value of all Payments does not exceed 110% of the Executive's Safe Harbor Amount, then no Gross-Up Payment shall be made to the Executive and the amounts payable under this Plan shall be reduced so that the Parachute Value of all of such Executive's Payments, in the aggregate, equals the Executive's Safe Harbor Amount. The reduction of the amounts payable hereunder, if applicable, shall be made by first reducing the Executive's Payments under
Section 7(a), unless an alternative method of reduction is elected by the Executive, and in any event shall be made in such a manner as to maximize the Value of all Payments actually made to the Executive. For purposes of reducing the Payments to the Safe Harbor Amount, only amounts payable under this Plan (and no other Payments) shall be reduced. If the reduction of the amounts payable under this Plan would not result in a reduction of the Parachute Value of all Payments to the Executive's Safe Harbor Amount, no amounts payable to such Executive under this Plan shall be reduced pursuant to this Section 7(e) and the Gross-Up Payment shall be made to the Executive. The Corporation's obligation to make Gross-Up Payments under this Section 7 shall not be conditioned upon the Executive's termination of employment.

                    (i) DETERMINATION BY ACCOUNTANT: Subject to the provisions of Section 7(e)ii, all determinations required to be made under this Section 7, including whether and

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when a Gross-Up Payment to any Executive is required, the amount of such
Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the Corporation's auditor (the "Accounting Firm"). In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive may appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). The Accounting Firm shall provide detailed supporting calculations both to the Corporation and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment or such earlier time as is requested by the Corporation. All fees and expenses of the Accounting Firm shall be borne solely by the Corporation. Any Gross-Up Payment, as determined pursuant to this Section 7, shall be paid by the Corporation to the applicable Executive within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Corporation and the applicable Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder it is possible that Gross-Up Payments that will not have been made by the Corporation should have been made (the "Underpayment"), consistent with the calculations required to be made hereunder. In the event the Corporation exhausts its remedies pursuant to
Section 7(e) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Corporation to or for the benefit of the Executive.

                    (ii) NOTIFICATION REQUIRED: The Executive shall notify the Corporation in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Corporation of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than 10 business days after the Executive is informed in writing of such

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claim. The Executive shall apprise the Corporation of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which the Executive gives such notice to the Corporation (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Corporation notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                         (A) Give the Corporation any information reasonably
requested by the Corporation relating to such claim,

                         (B) Take such action in connection with contesting such
claim as the Corporation shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Corporation,

                         (C) Cooperate with the Corporation in good faith in
order to effectively contest such claim, and

                         (D) Permit the Corporation to participate in any
proceedings relating to such claim; provided, however, that the Corporation shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax, (including interest and penalties) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 7(e)ii, the Corporation shall control all proceedings taken in connection with such contest and, at its sole discretion, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the applicable taxing authority in respect of such claim and may, at its sole discretion,

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either direct the Executive to pay the tax claimed and sue for a refund, or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Corporation shall determine; provided, however, that if the Corporation directs the Executive to pay such claim and sue for a refund, the Corporation shall pay the amount of such payment to the Executive and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax, (including interest or penalties) imposed with respect to such advance or with respect to any imputed income in connection with such payment; and provided, further that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Corporation's control of the contest shall be limited to issues with respect to which the Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                    (iii) REPAYMENT: If, after the receipt by the Executive of a Gross-Up Payment or an amount paid by the Corporation pursuant to Section 7(e), the Executive becomes entitled to receive any refund with respect to the Excise Tax to which such Gross-Up Payment relates or with respect to such claim, the Executive shall (subject to the Corporation's complying with the requirements of Section 7(e), if applicable,) promptly pay to the Corporation the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount paid by the Corporation pursuant to Section 7(e), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Corporation does not notify the Executive in writing of its intent to contest such

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denial of refund prior to the expiration of 30 days after such determination, then the Executive shall not be required to repay such amount to the Corporation, but the amount of such payment shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

                    (f) WITHHOLDING: Notwithstanding any other provision of this Section 7, the Corporation may, in its sole discretion, withhold and pay over to the Internal Revenue Service or any other applicable taxing authority, for the benefit of each Executive, all or any portion of any Gross-Up Payment.

                    (g) DEFINITIONS: The following terms shall have the following meanings for purposes of this Section 7.

                    "Excise Tax" shall mean the excise tax imposed by Section 4999 of the Code, together with any interest or penalties imposed with respect to such excise tax.

                    "Parachute Value" of a Payment shall mean the present value as of the date of the Change of Control for purposes of Section 280G of the Code of the portion of such Payment that constitutes a "parachute payment" under
Section 280G(b)(2), as determined by the Accounting Firm for purposes of determining whether and to what extent the Excise Tax will apply to such Payment.

                    A "Payment" shall mean any payment or distribution in the nature of compensation (within the meaning of Section 280G(b)(2) of the Code) to or for the benefit of an Executive, whether paid or payable pursuant to this Plan or otherwise.

                    The "Safe Harbor Amount" of an Executive means 2.99 times the Executive's "base amount," within the meaning of Section 280G(b)(3) of the Code.

                    "Value" of a Payment shall mean the economic present value of a Payment as of the date of the Change of Control for purposes of Section 280G of the Code, as determined by the Accounting Firm using the discount rate required by Section 280G(d)(4) of the Code.

     8. INDEMNIFICATION: If litigation is brought to enforce or interpret any provision contained herein, the Corporation or applicable subsidiary, to the extent permitted by applicable law and the Corporation's or subsidiary's Articles of Incorporation, as the case may be, shall indemnify each Executive who is a party thereto for his reasonable attorneys' fees and disbursements incurred in such litigation, regardless of the outcome thereof, and shall pay interest on any money judgment obtained by the Executive calculated at the Citibank, N.A. prime interest rate in effect from time to

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time from the date that payment(s) to him should have been made under this Plan until the date the payment(s) is made. Such attorneys' fees and disbursements shall be paid promptly as incurred by the Executive.

     9. PAYMENT OBLIGATIONS ABSOLUTE: Except as expressly provided in Section 12 and 13, the Corporation's or subsidiary's obligation to pay the Executive the benefits hereunder and to make the arrangements provided herein shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counter-claim, recoupment, defense or other right which the Corporation or any of its subsidiaries may have against him or anyone else. All amounts paid or payable by the Corporation or one of its subsidiaries hereunder shall be paid without notice or demand. Each and every payment made hereunder by the Corporation or subsidiary shall be final and the Corporation or subsidiary will not seek to recover all or any part of such payment(s) from the Executive or from whosoever may be entitled thereto, for any reason whatsoever. No Executive shall be obligated to seek other employment in mitigation of the amounts payable or arrangements made under any provision of this Plan, and the obtaining of any such other employment shall in no event effect any reduction of the Corporation's or subsidiary's obligations to make the payments and arrangements required to be made under this Plan. The Corporation or applicable subsidiary may at the discretion of the Chief Executive Officer of the Corporation enter into an irrevocable, third-party guarantee or similar agreement with a bank or other institution with respect to the benefits payable to an Executive hereunder, which would provide for the unconditional payment of such benefits by such third party upon presentment by an Executive of his Certificate (and on such other conditions deemed necessary or desirable by the Corporation or such subsidiary) at some specified time after termination of employment. Such third-party guarantor shall have no liability for improper payment if it follows the instructions of the Corporation or such subsidiary as provided in such

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Certificate and other documents required to be presented under the agreement, unless the Corporation or such subsidiary, in a written notice, has previously advised such third-party guarantor of the determination by its Board of Directors of ineligibility of the Executive in accordance with Section 14.

     10. CONTINUING OBLIGATIONS: It shall be a condition to the entitlement of an Executive to any benefits under this Plan that he agree to retain in confidence any confidential information known to him concerning the Corporation and its subsidiaries and their respective businesses as long as such information is not publicly disclosed, except as required by law.

     11.  SUCCESSORS:

          (a) The benefits provided under this Plan are personal to the Executives and without the prior written consent of the Corporation shall not be assignable by any Executive otherwise than by will or the laws of descent and distribution. This Plan shall inure to the benefit of and be enforceable by the Executive's legal representatives.

          (b) This Plan shall inure to the benefit of and be binding upon the Corporation and its successors and assigns.

          (c) The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation to assume expressly and agree to perform this Plan in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place. As used in this Plan, Corporation shall mean the Corporation as hereinbefore defined and any other person or entity which assumes or agrees to perform this Plan by operation of law, or otherwise.

     12. SEVERABILITY: Any provision in this Plan which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of

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such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     13. OTHER PLANS AND AGREEMENTS: Notwithstanding any provision herein to the contrary, in the event the Executive's employment with the Corporation or applicable subsidiary terminates and the Executive is entitled to receive termination, separation or other like amounts from the Corporation or any of its subsidiaries pursuant to any contract of employment, generally prevailing separation pay policy, or other program of the Corporation or applicable subsidiary, all such amounts shall be applied to and set off against the Corporation's or applicable subsidiary's obligation set forth in Section 7 of this Plan. Nothing in this Section 13 is intended to result in set-off of pension benefits, supplemental executive retirement benefits, disability benefits, retiree benefits or any other plan benefits not directly provided as termination or separation benefits.

     14. AMENDMENT AND TERMINATION: This Plan may be amended or terminated by action of the Board. This Plan shall terminate with respect to an Executive if the Chief Executive Officer of the Corporation determines that the Executive is no longer a key executive to be provided a severance agreement and so notifies the Executive by certified mail at least thirty (30) days before participation in this Plan shall cease. Notwithstanding the foregoing, no such amendment, termination or determination may be made, (and if made, shall have no effect)
(i) during the period of thirty-six months following any Change of Control or
(ii) during any period of time when the Corporation has knowledge that any third person has taken steps reasonably calculated to effect a Change of Control, until such third person has abandoned or terminated his efforts to effect a Change of Control as determined by the Board in good faith, but in its sole discretion.

     15. GOVERNING LAW: This Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.

     16. By acceptance of participation in this Plan, the Executive Agrees to give a minimum of four (4) weeks' notice to the Corporation or any of its subsidiaries in the event of his or her voluntary resignation.

                                    VIAD CORP
                       EXECUTIVE SEVERANCE PLAN (TIER II)
                              AMENDED AND RESTATED
                             AS OF MARCH 30, 2004

      1. PURPOSE: To provide management continuity by inducing selected Executives to remain in the employ of Viad Corp (the "Corporation") or one of its subsidiaries pending a possible Change of Control of the Corporation.

      2. OBJECTIVES: To ensure in the event of a possible Change of Control of the Corporation, in addition to the Executive's regular duties, that he may be available to be called upon to assist in the objective assessment of such situations, to advise management and the Board of Directors (the "Board") of the Corporation as to whether such proposals would be in the best interests of the Corporation its subsidiaries and its shareholders, and to take such other actions as management or the Board might determine reasonably appropriate and in the best interests of the Corporation and its shareholders.

      3.    PARTICIPATION: Participation in this Executive Severance Plan (Tier
II) (this "Plan") will be limited to selected Executives (each referred to herein as "Executive") whose importance to the Corporation during such periods is deemed to warrant good and valuable special consideration by the Chief Executive Officer of the Corporation. Each such Executive's participation shall be evidenced by a certificate ("Certificate") issued by the Corporation, each of which is incorporated herein by reference as if set forth in its entirety. In the event an Executive shall become ineligible hereunder, his Certificate shall be surrendered promptly to the Corporation.

      4. DEFINITION OF CHANGE OF CONTROL: For purposes of this Plan, a "Change of Control" shall mean any of the following events:

            (a) An acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either: (1) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock") or
(2) the combined voting power of the then Outstanding Voting Securities of the Corporation entitled to vote generally in the election of Directors (the "Outstanding Corporation Voting Securities"); excluding, however, the following:
(A) any acquisition directly from the Corporation or any entity controlled by the Corporation other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Corporation or any entity controlled by the Corporation, (B) any acquisition by the Corporation or any entity controlled by the Corporation,
(C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any entity controlled by the Corporation or (D) any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of Section 4(c); or

            (b) A change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this section 4(b), that any individual who becomes a member of the Board subsequent to the effective date of the Plan, whose election or nomination for election by the Corporation's shareholders was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule

14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board, or

            (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Corporate Transaction") excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Corporate Transaction (the "Prior Shareholders") beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of Common Stock and the combined voting power of the then Outstanding Voting Securities entitled to vote generally in the election of Directors, as the case may be, of the Corporation or other entity resulting from such Corporate Transaction (including, without limitation, a corporation or other entity which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be,
(2) no Person (other than the Corporation or any entity controlled by the Corporation, any employee benefit plan (or related trust) of the Corporation or any entity controlled by the Corporation or such corporation or other entity resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of Common Stock of the Corporation or other entity resulting from such Corporate Transaction or the combined voting power of the Outstanding Voting Securities of such Corporation or other entity entitled to vote generally in the election of Directors except to the extent that such ownership existed prior to the Corporate Transaction and

(3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the Board of Directors of the Corporation resulting from such Corporate Transaction; and further excluding any disposition of all or substantially all of the assets of the Corporation pursuant to a spin-off, split-up or similar transaction (a "Spin-off") if, immediately following the Spin-off, the Prior Shareholders beneficially own, directly or indirectly, more than 80% of the outstanding shares of Common Stock and the combined voting power of the then Outstanding Voting Securities entitled to vote generally in the election of directors of both entities resulting from such transaction, in substantially the same proportions as their ownership, immediately prior to such transaction, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities; provided, that if another Corporate Transaction involving the Corporation occurs in connection with or following a Spin-off, such Corporate Transaction shall be analyzed separately for purposes of determining whether a Change of Control has occurred;

            (d) The approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

      5.    DEFINITIONS:

            (a) For purposes of this Plan, "Cause" with respect to an Executive shall mean:

                  (i) The willful and continued failure of the Executive to perform substantially the Executive's duties with the Corporation or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance improvement is delivered to the Executive by the Board or the Chief Executive Officer of the Corporation which specifically identifies the manner in which the Board or Chief Executive Officer believes that the Executive has not substantially performed the Executive's duties, or

                  (ii) The willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Corporation. For purposes of this Section 5(a), no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Corporation. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of the Corporation or based upon the advice of counsel for the Corporation shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Corporation. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board (excluding the Executive if he is a member of the Board) at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good-faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

            (b) For purposes of the Plan, "Good Reason" with respect to an Executive shall mean:

                  (i) The assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities immediately prior to the Change of Control, or any other action by the Corporation or any of its subsidiaries which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Corporation or the applicable subsidiary promptly after receipt of notice thereof given by the Executive;

                  (ii) Any reduction of the Executive's base salary, annual bonus, incentive opportunities, retirement benefits, welfare or fringe benefits below the highest level enjoyed by the Executive during the 120-day period prior to the Change of Control;

                  (iii) The Corporation's or one of its subsidiaries requiring the Executive to be based at any office or location other than that at which he was based immediately prior to the Change of Control or the Corporation's or one of its subsidiaries requiring the Executive to travel to a substantially greater extent than required immediately prior to the Change of Control;

                  (iv) Any purported termination by the Corporation or one of its subsidiaries of the Executive's employment otherwise than as expressly permitted by this Plan; or

                  (v) Any failure by the Corporation to comply with and satisfy
Section 11(c) of this Plan.

For purposes of this Plan, any good faith determination of "Good Reason" made by an Executive shall be conclusive with respect to that Executive.

      6. ELIGIBILITY FOR BENEFITS: Benefits as described in Section 7 shall be provided in the event the Executive's employment with the Corporation or any of its subsidiaries is terminated:

            (a) Involuntarily by the Corporation or the applicable subsidiaries without Cause (a "Without Cause Termination"); or

            (b) By the Executive for Good Reason (a "Good Reason Termination")

provided that such termination occurs within eighteen months after a Change of Control; and provided, further, that in no event shall a termination as a consequence of an Executive's death, disability, or Retirement (as defined in the next sentence) entitle the Executive to benefits under this

Plan. "Retirement" shall mean the Executive's voluntary retirement at or after his normal retirement date under the Corporation's or a subsidiary's retirement plan or, if the Executive does not participate in any such plan that provides for a normal retirement date, at or after age 65.

      7.    BENEFIT ENTITLEMENTS:

            (a) LUMP SUM PAYMENT: On or before the Executive's last day of employment with the Corporation or any of its subsidiaries, the Corporation or the applicable subsidiary will pay to the Executive as compensation for services rendered a lump sum cash amount (subject to any applicable payroll or other taxes required to be withheld) equal to (i) two times the sum of (x) Executive's highest annual salary fixed during the period Executive was an employee of the Corporation or any of its subsidiaries, plus (y) the greater of (A) the largest amount awarded to him in a year as cash bonus (whether or not deferred and regardless of deferral election) under the Corporation's Management Incentive Plan during the preceding four years (or if the Executive has not been employed for at least four full fiscal years, all of the completed full fiscal years during which the Executive has been employed), or (B) the target bonus under the Corporation's Management Incentive Plan for the fiscal year in which the Change of Control occurs, plus (z) the greater of (I) the largest amount awarded to Executive in a year as cash bonus (whether or not deferred and regardless of deferral election) under the Corporation's Performance Unit Incentive Plan during the preceding four years or if the Executive has not been employed for at least four full fiscal years, all of the completed full fiscal years during which the Executive has been employed, or (II) the aggregate value of shares when earned during a performance period under any performance-related Restricted Stock award during the preceding four years or if the Executive has not been employed for at least four fiscal years, all of the completed full fiscal years during which the Executive has been employed, or (III) the aggregate value at the time of grant of the target shares awarded under the Corporation's performance-related Restricted Stock programs for the fiscal year in which the Change of Control occurs, multiplied by (ii) a fraction, the numerator of which is 24 minus the number of full months from the date of the Change of Control through the last day of the Executive's employment, and the denominator of which is 24.

            (b) EMPLOYEE PLANS: The Executive's participation in life, accident, health, compensation deferral, automobile, club membership, and financial counseling plans of the Corporation, or the applicable subsidiary, if any, provided to the Executive immediately prior to the Change of Control or his termination, shall be continued, or equivalent benefits provided, by the Corporation or the applicable subsidiary at no direct cost or tax cost to the Executive in excess of the costs that would be imposed on the Executive if he remained an employee for a period (the "Severance Period") of two years times a fraction, the numerator of which is 24 minus the number of full months from the date of the Change of Control through the last day of the Executive's employment, and the denominator of which is 24. The Executive's participation in any applicable qualified or nonqualified retirement and/or pension plans and any deferred compensation or bonus plan of the Corporation or any of its subsidiaries, if any, shall continue only through the last day of employment. Any terminating distributions and/or vested rights under such plans shall be governed by the terms of the respective plans. For purposes of determining the eligibility of the Executive for any post-retirement life and health benefits, the Executive shall be treated as having attained an additional two years of age and service credit, in each case as of the last day of the Executive's employment.

            (c) SPECIAL RETIREMENT BENEFITS: If the Executive is, immediately prior to his termination of employment, an active participant accruing benefits under any qualified and/or nonqualified defined benefit retirement plans (collectively, the "Retirement Plans"), then the Executive or his beneficiaries shall be paid Special Retirement Benefits as and when the Executive or such beneficiaries become entitled to receive benefits under the Retirement Plans (as defined below), equal to the excess of (i) the retirement benefits that would be payable to the Executive or his beneficiaries under the Retirement Plans if the Executive's employment had continued during the Severance Period, all of his accrued benefits under the Retirement Plans (including those attributable to the Severance Period) were fully vested, and his final average compensation is equal to the Deemed Final Average Compensation, as defined below, over (ii) the total qualified and unqualified benefits actually payable to the Executive or his beneficiaries under the Retirement Plan. The "Deemed Final Average Compensation" means the Executive's final average compensation computed in accordance with the Retirement Plans, except that the amount specified in Section 7(a) shall be considered as having been paid to the Executive as "compensation" in equal monthly installments during the Severance Period. All Special Retirement Benefits shall be unfunded and payable solely from the general assets of the Corporation or its appropriate subsidiary, and are not intended to meet the qualification requirements of Section 401 of the Internal Revenue Code. The amount of the Special Retirement Benefits shall be determined using actuarial assumptions no less favorable to the Executive than those used in the qualified Retirement Plan immediately prior to the Change of Control.

            (d) OUTPLACEMENT: The Executive shall be provided with outplacement benefits in accordance with those offered to Executives immediately prior to the Change of Control.

            (e) MINIMUM BENEFIT ENTITLEMENT: Notwithstanding anything to the contrary in this Section 7, and except as provided in Section 8(a), in no event shall an Executive's severance benefit under this Plan be less than the benefits (if any) such Executive would have received in accordance with the severance policy of the Corporation or applicable subsidiary in effect immediately prior to the Change of Control.

      8. TAXES: (a) Anything in this Plan to the contrary notwithstanding, and except as set forth below, in the event it shall be determined that any of an Executive's Payment(s) would be subject to the Excise Tax, then the Executive shall be entitled to receive an additional payment (the "Gross-Up Payment") in an amount such that, after payment by the Executive of all taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon such Executive's Payments. Notwithstanding the foregoing provisions of this Section 8(a), if it shall be determined that the Executive is entitled to the Gross-Up Payment, but that the Parachute Value of all Payments does not exceed 110% of the Executive's Safe Harbor Amount, then no Gross-Up Payment shall be made to the Executive and the amounts payable under this Plan shall be reduced so that the Parachute Value of all of such Executive's Payments, in the aggregate, equals the Executive's Safe Harbor Amount. The reduction of the amounts payable hereunder, if applicable, shall be made by first reducing the Executive's Payments under Section 7(a), unless an alternative method of reduction is elected by the Executive, and in any event shall be made in such a manner as to maximize the Value of all Payments actually made to the Executive. For purposes of reducing the Payments to the Safe Harbor Amount, only amounts payable under this Plan (and no other Payments) shall be reduced. If the reduction of the amounts payable under this Plan would not result in a reduction of the Parachute Value of all Payments to the Executive's Safe Harbor Amount, no amounts payable to such Executive under this Plan shall be reduced pursuant to this Section 8(a) and the Gross-Up Payment shall be made to the Executive. The Corporation's obligation to make Gross-Up Payments under this Section 8 shall not be conditioned upon the Executive's termination of employment.

            (b)   DETERMINATION BY ACCOUNTANT. Subject to the provisions of
Section 8(c)ii, all determinations required to be made under this Section 8, including whether and when a Gross-Up Payment to any Executive is required, the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the Corporation's auditor or another nationally recognized accounting firm appointed by the Corporation (the "Accounting Firm"). In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive may appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). The Accounting Firm shall provide detailed supporting calculations both to the Corporation and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment or such earlier time as is requested by the Corporation. All fees and expenses of the Accounting Firm shall be borne solely by the Corporation. Any Gross-Up Payment, as determined pursuant to this
Section 8, shall be paid by the Corporation to the applicable Executive within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Corporation and the applicable Executive. As a result of the uncertainty in the application of
Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder it is possible that Gross-Up Payments that will not have been made by the Corporation should have been made (the "Underpayment"), consistent with the calculations required to be made hereunder. In the event the Corporation exhausts its remedies pursuant to Section 8(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Corporation to or for the benefit of the Executive.

            (c) NOTIFICATION REQUIRED. The Executive shall notify the Corporation in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Corporation of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than 10 business days after the Executive is informed in writing of such claim. The Executive shall apprise the Corporation of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which the Executive gives such notice to the Corporation (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Corporation notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                  (i) Give the Corporation any information reasonably requested by the Corporation relating to such claim,

                  (ii) Take such action in connection with contesting such claim as the Corporation shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Corporation,

                  (iii) Cooperate with the Corporation in good faith in order to effectively contest such claim, and

                  (iv) Permit the Corporation to participate in any proceedings relating to such claim; provided, however, that the Corporation shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax, (including interest and penalties) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 8(c)ii, the Corporation shall control all proceedings taken in connection with such contest and, at its sole discretion, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the applicable taxing authority in respect of such claim and may, at its sole discretion, either direct the Executive to pay the tax claimed and sue for a refund, or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Corporation shall determine; provided, however, that if the Corporation directs the Executive to pay such claim and sue for a refund, the Corporation shall pay the amount of such payment to the Executive, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax, (including interest or penalties) imposed with respect to such payment or with respect to any imputed income in connection with such payment; and provided, further that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Corporation's control of the contest shall be limited to issues with respect to which a the Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

            (d) REPAYMENT. If, after the receipt by the Executive of a Gross-Up Payment or an amount paid by the Corporation pursuant to Section 8(c), the Executive becomes entitled to receive any refund with respect to the Excise Tax to which such Gross-Up Payment relates or with respect to such claim, the Executive shall (subject to the Corporation's complying with the requirements of Section 8(c), if applicable,) promptly pay to the Corporation the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount paid by the Corporation pursuant to Section 8(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Corporation does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then the Executive shall not be required to repay such amount to the Corporation, but the amount of such payment shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

            (e)   WITHHOLDING. Notwithstanding any other provision of this
Section 8, the Corporation may, in its sole discretion, withhold and pay over to the Internal Revenue Service or any other applicable taxing authority, for the benefit of each Executive, all or any portion of any Gross-Up Payment.

            (f) DEFINITIONS: The following terms shall have the following meanings for purposes of this Section 8.

            "Excise Tax" shall mean the excise tax imposed by Section 4999 of the Code, together with any interest or penalties imposed with respect to such excise tax.

            "Parachute Value" of a Payment shall mean the present value as of the date of the change of control for purposes of Section 280G of the Code of the portion of such Payment that constitutes a "parachute payment" under Section 280G(b)(2), as determined by the Accounting Firm for purposes of determining whether and to what extent the Excise Tax will apply to such Payment.

            A "Payment" shall mean any payment or distribution in the nature of compensation (within the meaning of Section 280G(b)(2) of the Code) to or for the benefit of an Executive, whether paid or payable pursuant to this Plan or otherwise.

            The "Safe Harbor Amount" of an Executive means 2.99 times the Executive's "base amount," within the meaning of Section 280G(b)(3) of the Code.

            "Value" of a Payment shall mean the economic present value of a Payment as of the date of the change of control for purposes of Section 280G of the Code, as determined by the Accounting Firm using the discount rate required by Section 280G(d)(4) of the Code.

      9. INDEMNIFICATION: If litigation is brought to enforce or interpret any provision contained herein, the Corporation or applicable subsidiary, to the extent permitted by applicable law and the Corporation's or subsidiary's Articles of Incorporation, as the case may be, shall indemnify each Executive who is a party thereto for his reasonable attorneys' fees and disbursements incurred in such litigation, regardless of the outcome thereof, and shall pay interest on any money judgment obtained by the Executive calculated at the Citibank, N.A. prime interest rate in effect from time to time from the date that payment(s) to him should have been made under this Plan until the date the payment(s) is made. Such attorneys' fees and disbursements shall be paid promptly as incurred by the Executive.

      10.   PAYMENT OBLIGATIONS ABSOLUTE: Except as expressly provided in
Section 13 and 14, the Corporation's or subsidiary's obligation to pay the Executive the benefits hereunder and to make the arrangements provided herein shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counter-claim, recoupment, defense or other right which the Corporation or any of its subsidiaries may have against him or anyone else. All amounts paid or payable by the Corporation or one of its subsidiaries hereunder shall be paid without notice or demand. Each and every payment made hereunder by the Corporation or subsidiary shall be final and the Corporation or subsidiary will not seek to recover all or any part of such payment(s) from the Executive or from whosoever may be entitled thereto, for any reason whatsoever. No Executive shall be obligated to seek other employment in mitigation of the amounts payable or arrangements made under any provision of this Plan, and the obtaining of any such other employment shall in no event effect any reduction of the Corporation's or subsidiary's obligations to make the payments and arrangements required to be made under this Plan. The Corporation or applicable subsidiary may at the discretion of the Chief Executive Officer of the Corporation enter into an irrevocable, third-party guarantee or similar agreement with a bank or other institution with respect to the benefits payable to an Executive hereunder, which would provide for the unconditional payment of such benefits by such third party upon presentment by an Executive of his Certificate (and on such other conditions deemed necessary or desirable by the Corporation or such subsidiary) at some specified time after termination of employment. Such third-party guarantor shall have no liability for improper payment if it follows the instructions of the Corporation or such subsidiary as provided in such Certificate and other documents required to be presented under the agreement, unless the Corporation or such subsidiary, in a written notice, has previously advised such third-party guarantor of the determination by its Board of Directors of ineligibility of the Executive in accordance with Section 15.

      11. CONTINUING OBLIGATIONS: It shall be a condition to the entitlement of an Executive to any benefits under this Plan that he agree to retain in confidence any confidential information known to him concerning the Corporation and its subsidiaries and their respective businesses as long as such information is not publicly disclosed, except as required by law.

      12.   SUCCESSORS:

            (a) The benefits provided under this Plan are personal to the Executives and without the prior written consent of the Corporation shall not be assignable by any Executive otherwise than by will or the laws of descent and distribution. This Plan shall inure to the benefit of and be enforceable by the Executive's legal representatives.

            (b) This Plan shall inure to the benefit of and be binding upon the Corporation and its successors and assigns.

            (c) The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation to assume expressly and agree to perform this Plan in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place. As used in this Plan, Corporation shall mean the Corporation as hereinbefore defined and any other person or entity which assumes or agrees to perform this Plan by operation of law, or otherwise.

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                                                                              17

      13. SEVERABILITY: Any provision in this Plan which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      14. OTHER PLANS AND AGREEMENTS: Notwithstanding any provision herein to the contrary, in the event the Executive's employment with the Corporation or applicable subsidiary terminates and the Executive is entitled to receive termination, separation or other like amounts from the Corporation or any of its subsidiaries pursuant to any contract of employment, generally prevailing separation pay policy, or other program of the Corporation or applicable subsidiary, all such amounts shall be applied to and set off against the Corporation's or applicable subsidiary's obligation set forth in Section 7 of this Plan. Nothing in this Section 14 is intended to result in set-off of pension benefits, supplemental executive retirement benefits, disability benefits, retiree benefits or any other plan benefits not directly provided as termination or separation benefits.

      15. AMENDMENT AND TERMINATION: This Plan may be amended or terminated by action of the Board. This Plan shall terminate with respect to an Executive if the Chief Executive Officer of the Corporation determines that the Executive is no longer a key executive to be provided a severance agreement and so notifies the Executive by certified mail at least thirty (30) days before participation in this Plan shall cease. Notwithstanding the foregoing, no such amendment, termination or determination may be made, (and if made, shall have no effect)
(i) during the period of thirty-six months following any Change of Control or
(ii) during any period of time when the Corporation has knowledge that any third person has taken steps reasonably calculated to effect a Change of Control, until such third person has abandoned or terminated his

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                                                                              18

efforts to effect a Change of Control as determined by the Board in good faith, but in its sole discretion.

      16. GOVERNING LAW: This Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.

      17. ACCEPTANCE: By acceptance of participation in this Plan, an Executive agrees to give a minimum of four (4) weeks' notice to the Corporation or any of its subsidiaries in the event of his voluntary resignation.